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CUSIP No. 302563101            SCHEDULE 13D                 Page 15 of 15
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                                    EXHIBIT 2
                         LETTER FROM OFFICE OF INSURANCE
                       REGULATION OF THE STATE OF FLORIDA,
                              DATED AUGUST 14, 2003

                 [LETTERHEAD OF OFFICE OF INSURANCE REGULATION]

SENT BY FACSIMILE TRANSMISSION & U.S. MAIL

August 14, 2003

Mr. Travis Miller
Radey, Thomas, Yon Clark
Attorneys & Counselors at Law
Post Office Box 10967 (32302)
313 North Monroe Street, Second Floor
Tallahassee, Florida 32302

Re:   Application For Indirect Acquisition Of
      More Than 5% Interest of First Professionals
      Insurance Company By Joseph Stilwell

Dear Mr. Miller:

On June 24, 2003, pursuant to Section 628.461, Florida Statutes, you filed an application for the indirect acquisition of more than 5% of the outstanding voting securities of First Professionals Insurance Company ("FPIC") by Joseph Stilwell and two (2) of his limited partnerships, Stilwell Value Partners III L.P. and Stilwell Associates L.P. (collectively, "Stilwell Entities") which Joseph Stilwell is the ultimate controlling general partner. The underlying transaction ("Transaction") involved the acquisition by the Stilwell Entities at different dates of an aggregate amount of 627,000 shares of common stock, or approximately 6.67% interest, of FPIC Insurance Group, Inc. ("FPIC Insurance Group"), the parent of FPIC. Stilwell Entities acquired the shares in the open market at different dates (FPIC Insurance Group is traded on Nasdaq under the symbol "FPIC").

The above application meets the requirements of Section 628.461, Florida Statutes, and the Office of Insurance Regulation hereby approves the application for the indirect acquisition of approximately 6.67% of First Professionals Insurance Company by the Stilwell Entities.

Sincerely,
/s/
Lee Roddenberry, Bureau Chief
Bureau of P&C Insurer Solvency

Cc:  Gwen Chick